UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               POWER KIOSKS, INC.
             ------------------------------------------------------
                 (Name of small business issuer in its charter)


Florida                                               65-0522144
------------------------------                        -------------------------
(State or other jurisdiction                          (I.R.S. Employer or
of incorporation organization)                        Identification No.)


181 Whitehall Drive
Markham, Ontario, Canada                              L3R 9T1
---------------------------------------------          -------------------------
(Address of principal place of business)              (zip code)

                               POWER KIOSKS, INC.
       Year 2000 Supplemental Employee/Consultant Stock Compensation Plan
             ------------------------------------------------------
                            (Full title of the plan)

                            Mintmire & Associates
                            265 Sunrise Avenue, Suite 204,
                            Palm Beach, FL 33480
                            Tel: (561) 832-5696
           -----------------------------------------------------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

 TITLE OF           PROPOSED     PROPOSED   MAXIMUM      AMOUNT OF
SECURITIES          AMOUNT       MAXIMUM    AGGREGATE    REGISTRATION
TO BE               TO BE        OFFERING   OFFERING     FEE (1)
REGISTERED          REGISTERED   PRICE      PRICE
                      (2)        PER SHARE  PER SHARE
-----------------   -----------  ---------  ----------   -------------
Common Stock        700,000      $4.70       $4.70       $869.00
Par Value $0.0001

(1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the Registration Fee, which is based on the average closing price of the Company's Common Stock on October 25, 2000, October 26, 2000, October 27, 2000, October 30, 2000 and October 31, 2000, as reported on the OTC Electronic Bulletin Board.

(2) Represents the maximum number of shares which may be granted under the Power Kiosks, Inc. Year 2000 Supplemental Employee/Consultant Stock Compensation Plan (the "Plan").

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

     The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

     (1) The Registrant's Registration Statement on Form l0-SB filed October 22, 1999;

     (2)  The Registrant's Current Report on Form 8-K filed October 31, 2000;

     (3) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the filing of the Registrant's Registration Statement referred to above; and

     (4) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement.


         All documents filed by the Registrant  with the Commission  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


 Item 4.          Description of Securities.

         Not applicable.


Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

     The Bylaws of the Registrant contain provisions which provide for the indemnification of directors, officers, and other employees or agents of the Registrant properly appointed to serve in an official capacity who while acting in good faith, in the best interests of the Registrant, and within the scope of their offices, are or are threatened to be named as a defendant or respondent in a civil or criminal action. The extent of the indemnification is limited to judgements, penalties, fines, settlements and reasonable expenses actually incurred.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.     Exhibits.

5.2      *  Opinion of Mintmire & Associates

10.8     *  Power Kiosks, Inc. Year 2000 Supplemental Employee/Consultant Stock
            Compensation Plan

23.3     *  Consent of KPMG, LLP

23.4        Consent of Mintmire & Associates  (contained in the opinion filed as
            Exhibit 5.2 hereof)
----------------------------
(* filed herewith)


Item 9. Undertakings.

The Registrant hereby undertakes:

(c) (1) to file,  during  any period in which it offers or sells  securities,  a
post  effective  amendment  to  this  registration   statement  to  include  any
prospectus required by Section 10(a) (3) of the Securities Act;

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

         (3) to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of this counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf, in the City of Toronto.

                                 POWER KIOSKS, INC.


                                 By:
                                 ----------------------------------------
                                 Ronald Terry Cooke, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature                    Title                               Date
-------------------------       -------------------                 ------------

/s/ Ronald Terry Cooke
-------------------------
Ronald Terry Cooke              Chairman and President              10/26/2000


/s/ Allan Turowetz
-------------------------
Allan Turowetz                  Vice President and Director         10/26/2000


/s/ Jean Beliveau
------------------------
Jean Beliveau                   Director                            10/26/2000


/s/ June Nichols-Sweeney
-------------------------
June Nichols-Sweeney            Director                            10/26/2000